SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2000

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

_________________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

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Item 5.  Other Events

          On August 22, 2000, the Registrant issued a press release announcing the appointment of Terry L. Crump to the position of executive vice president and chief financial officer, responsible for all finance, tax, accounting, SEC reporting, investor relations and financial planning functions. Mr. Crump, a veteran of Tandy Corporation, brings twenty-seven years of experience in financial and operations management. Most recently, Mr. Crump served as special consultant and acting chief financial officer at Worldwide Flight Services, an airline service company with annual revenues exceeding $300 million. Mr. Crump replaces Timothy M. Byrd, who returns full-time to the position of chief financial officer at Mary Kay Holding Corp., the parent corporation of Mary Kay Inc. and Richmont Capital Partners. Mr. Byrd will continue to serve as a director of the Registrant. A copy of this press release is filed as Exhibit 99.1 hereto.

          On August 22, 2000, the Registrant issued a press release announcing its second quarter financials, with revenues totaling approximately $108.2 million. The Registrant noted that the tremendous potential of the Registrant's newly acquired national penetration became apparent during the second quarter as business was generated from national agreements signed during the first quarter, despite the impact of conflicts resulting from the December 1999 merger with Merkert American Corporation. The Registrant addressed other developments during the second quarter, including the addition of E-commerce services in May and the offer by Richmont Capital Partners, in June, to purchase the Registrant's outstanding shares of stock. A copy of this press release is filed as Exhibit 99.2 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits
The following Exhibits are filed herewith:
	99.1	Press Release issued by the Registrant on August 22, 2000 announcing the appointment of Terry L. Crump to the position of executive vice president and chief financial officer.
	99.2	Press Release issued by the Registrant on August 22, 2000 announcing its second quarter financials, with revenues totaling approximately $108.2 million.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE

          0Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION

By: /S/ TERRY L. CRUMP _______________________________ Terry L. Crump Executive Vice President and Chief Financial Officer

Date: August 28, 2000

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EXHIBIT INDEX
Exhibit No.	Description
99.1*	Press Release issued by the Registrant on August 22, 2000 announcing the appointment of Terry L. Crump to the position of executive vice president and chief financial officer.
99.2*	Press Release issued by the Registrant on August 22, 2000 announcing its second quarter financials, with revenues totaling approximately $108.2 million.

* filed herewith